SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) October 29, 1996

                             Cali Realty Corporation
--------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)


  Maryland                            1-13274                   22-3305147
--------------------------------------------------------------------------------
(state or other jurisdiction       (Commission                (IRS Employer
     or incorporation)             File Number)           Identification Number)


                 11 Commerce Drive, Cranford , New Jersey 07016
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        Registrant's telephone number, including area code (908) 272-8000


                                       N/A
--------------------------------------------------------------------------------

          (Former name or former address, if changed since last report)

Item 5, Other Events

Cali Realty Corporation (the "Company") intends to acquire through three individual transactions with separate, unrelated sellers a three-building office complex, two neighboring office buildings and one individual office building (the "Proposed Acquisitions").

The total aggregate initial acquisition cost of the Proposed Acquisitions is estimated to be approximately $90,600,000. The Company anticipates it will pay the aggregate initial acquisition cost in cash, which will be made available from proceeds of a public common stock offering of 10,000,000 shares (the "Proposed Offering").

The Company intends to acquire the following properties:

(1) The International Court at Airport Business Center ("Airport Center") is a three-building office complex compries of approximately 370,000 net rentable square feet located in Lester, Delaware County, Pennsylvania.

(2) 300 Tice Boulevard ("Whiteweld") is an approximately 230,000 net rentable square foot office building located in Woodcliff Lake, Bergen County, New Jersey.

(3) Five Sentry Parkway East & West ("5 Sentry") is a two-building office complex comprised of approximately 131,000 net rentable square feet located in Plymouth Meeting, Montgomery County, Pennsylvania.

Further information  regarding the Proposed Acquisitions is attached on SCHEDULE
A. Additional information regarding Airport Center is provided on SCHEDULE B.

The Proposed Acquisitions will be pursuant to individual agreements for the sale and purchase of each property between each selling entity and the Company. The factors considered by the Company in determining the price to be paid for the properties include their historical and expected cash flow, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs and real estate taxes on the properties and anticipated changes therein under Company ownership, the physical condition and locations of the properties, the anticipated effect on the Company's financial results (including particularly funds from operations) and the ability to sustain and potentially increase its distributions to Company stockholders, and other factors. The Company takes into consideration capitalization rates at which it believes other comparable office buildings had recently sold, but determines the price it is willing to pay primarily on the factors discussed above relating to the properties themselves and their fit with the Company's operations. No separate independent appraisals are to be obtained in connection with the acquisition of the properties by the Company. The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, that would cause the financial information reported not to be necessarily indicative of future operating results.

Pursuant to the Company's Registration Statements on Form S-3 (File No.'s 33-96538 and 333- 09081), the Company intends to arrange for an underwritten public offering and sale of 10,000,000 shares of its common stock using several different underwriters to underwrite such public offer and sale. The Company expects to receive approximately $251.5 million in net proceeds from the Proposed Offering, planning to use such funds for the Proposed Acquisitions as well as pay down outstanding borrowings on its revolving credit facilities.

If the Proposed Offering does not occur, the Company intends to fund any projected shortfall in funds available to acquire the Proposed Acquisition by accessing one of a number of lending sources with which the Company currently has relationships. Such lending may be secured by liens on one or more of the Company's currently unencumbered properties. While there can be no assurance that the Company will be able to obtain such additional financing, the Company is reasonably confident that it will be able to do so. If it were not successful, the Company would likely elect not to acquire one or more of the Proposed Acquistions.

Item 7, Financial Statements, Pro Forma Financial Information and Exhibits

As of October 29, 1996, the Company has purchased nine office buildings and three portfolios of office buildings and office/flex space since its formation in 1994; one office building in 1994, three office buildings and three portfolios in 1995, and five office buildings in 1996.

Financial Statements

The Statements of Revenue and Certain Expenses included in this report encompass the following for Airport Center, Whiteweld, and 5 Sentry, individually:

o Audited Statements of Revenue and Certain Expenses for the years ended December 31, 1995 and unaudited interim financial information for the six month period ended June 30, 1996.

Pro Forma Financial Information (unaudited)
Unaudited pro forma financial information for the Company is presented as follows:

o        Condensed consolidated balance sheet as of June 30, 1996.

o Condensed consolidated statements of operations for the six month period ended June 30, 1996 and the year ended December 31, 1995.

o Estimated twelve-month Pro Forma statement of taxable net operating income and operating funds available.

                                                                                                       SCHEDULE A

                                               CALI REALTY CORPORATION

                                                                    APPROXIMATE                       ESTIMATED
                                                                      PERCENT                          INITIAL
                                                        TOTAL        OCCUPIED                          COST TO
     OFFICE                            NUMBER OF       SQUARE         AS OF            YEAR            COMPANY
     BUILDING                          BUILDINGS        FEET      JUNE 30, 1996     COMPLETED       (in thousands)
     --------                          ---------        ----      -------------     ---------       --------------
       Airport Center                   Three         370,000          100%         Buildings:         $43,000
       Lester,                                                                       I:   1986
       Delaware County,                                                              II:  1987
       Pennsylvania                                                                  III: 1992

       Whiteweld                        One           230,000           94%              1991          $35,200
       300 Tice Boulevard
       Woodcliff Lake,
       Bergen County,
       New Jersey

       5 Sentry Parkway                 Two           131,000           99%              1984          $12,400
       East & West
       Plymouth Meeting,
       Montgomery County,
       Pennsylvania
                                                      -------                                          -------
               TOTAL                                  731,000                                          $90,600
                                                      =======                                          =======

     OFFICE                                   PRINCIPAL TENANTS
     BUILDING                        (based on percentage of property leased)
     --------                        ----------------------------------------
       Airport Center                        PNC Bank (29%),
       Lester,                               SAP America, Inc. (28%),
       Delaware County,                      Mercy Health Plan (19%)
       Pennsylvania

       Whiteweld                             Medco Containment
       300 Tice Boulevard                    Services, Inc. (20%),
       Woodcliff Lake,                       Xerox Corp. (14%),
       Bergen County,                        Chase Manhattan
       New Jersey                            Mortgage Corp.(12%),
                                             Comdisco Inc. (11%)

       5 Sentry Parkway                      Merck, Inc. (71%),
       East & West                           Selas Fluid Proecessing Corp. (16%)
       Plymouth Meeting,
       Montgomery County,
       Pennsylvania

                                                                      SCHEDULE B

AIRPORT CENTER:

Airport Center is located in Lester, Delaware County, Pennsylvania, in a master-planned business park encompassing approximately 187 acres. The Airport Center consists of three low-rise office buildings containing approximately 370,000 net rentable square feet.

Airport Center is located in the southeastern quadrant of Delaware County, adjacent to Interstate 95, the major north-south highway artery for the Eastern United States. The property is located three miles north of the Philadelphia International Airport and readily accessible to the recently completed "Blue Route" (I-476), the state's major east-west toll road.

International Court I ("Building One"), is a three-story office structure containing approximately 95,149 net rentable square feet and was completed in 1986. International Court II ("Building Two"), is a four-story office structure containing approximately 207,618 net rentable square feet, and was completed in 1987. International Court III ("Building Three"), is a three-story office structure containing approximately 67,990 net rentable square feet, and was completed in 1992.

Building One is serviced by two Dover passenger elevators and one Dover passenger/service elevator. Building Two is serviced by four Dover passenger elevators and a freight elevator. Building Three is serviced by one Dover passenger elevator.

The buildings are all equipped with card-key access and a telephone for after-hours security.

Each building is fully sprinklered per NFPA requirements, with smoke detectors, two fire towers and exhaust fans. Additionally, the buildings are individually equipped with a back up generator. The buildings comply with ADA accessibility requirements. The following table sets forth certain information (on a per net rentable square foot basis unless otherwise indicated) about Airport Center. The information presented for years 1991 and 1992 are for Buildings One and Two only. Building Three was completed in 1992.

                                                                                                           SCHEDULE B
                                                                                                              (CONT.)

                                                                                                              Six Mos.
                                                                                                               Ended
                                                                                                              June 30,
                                              1991       1992          1993           1994        1995          1996
                                              ----       ----          ----           ----        ----          ----
Number of leases signed during
   Period (1)                                   15          3             7              7           1             1
Rentable square footage leased
  during Period (1)                        103,867     39,238        70,062         35,775       4,751         7,950
Base rent ($) (1) (2)                        16.06      20.47         19.99          20.62       20.56         22.10
Tenant improvements ($) (3)                  18.61       5.94         20.23           6.98        5.00            --
Leasing commissions ($) (4)                   1.97       4.48          1.09           0.79        4.13            --

Effective rent ($) (5)                       11.76      18.39         15.66          19.01       17.52         22.10
Expense stop ($) (6)                          6.00       6.96          6.51           7.32        6.83          8.50
Effective equivalent triple net rent
 ($) (7)                                      5.67      11.43          9.15          11.69       10.69         13.60
Occupancy rate at end of period
 (%) (1)                                    100.0%      82.5%         93.6%         100.0%       98.8%         99.9%

(1)      Includes only office tenants.
(2) Equals aggregate base rent received over their respective terms from all lease transactions during the period, divided by the terms in months for such leases during the period, multiplied by 12, divided by the total net rentable square feet leased under all lease transactions during the period.
(3) Equals work letter costs net of estimated provision for profit and overhead. Actual tenant improvements may differ from estimated work letter costs.
(4) Equals an aggregate of leasing commissions payable to employees and third parties based on standard commission rates and excludes negotiated commission discounts obtained from time to time.
(5) Equals aggregate base rent received over their respective terms from all lease transactions during the period minus all tenant improvements, leasing commissions and other concessions from all lease transactions during the period, divided by the terms in months for such leases, multiplied by 12, divided by the total net rentable square feet leased under all lease transactions during the period.
(6) All leases in this property are gross leases (i.e. tenants pay their proportionate share of real estate taxes, operating costs and utility costs in excess of their applicable stops.)
(7)      Equals effective rent minus expense stop.
(8) Construction of Building Three was completed during 1992. One tenant occupying 4,194 square feet moved in during 1992, out of a total approximate net rentable square feet of 67,990 at Building Three.

         The following table sets forth the average percentage leased and average annual rental per lease on a square foot basis for the past five years for the Airport Center. All of the leases at the Airport Business Center are gross leases (i.e tenants pay their proportionate share of real estate taxes, insurance and operating expenses, in excess of their applicable stops) except for certain retail space which comprise approximately 2,000 square feet.

                                       Average             Average Annual
                                     Percentage          Rental Per Leased
                                       Leased               Square Foot
                Period                (%) (1)                (%) (2)
                ------                -------                -------
               Six months ended
               June 30, 1996            99.4%                 17.13
                 1995                   99.4%                 16.64
                 1994                   96.8%                 16.08
                 1993                   88.1%                 16.20
                 1992                   91.3%                 17.31
                 1991                   86.0%                 14.75

(1)      Average of beginning and end of year aggregate percentage leased.
(2) Total base rents for the year, determined in accordance with GAAP, divided by the average of beginning and end of year aggregate net rentable area leased.

AIRPORT CENTER  - MAJOR TENANTS

Three tenants at the Airport Center occupied approximately 74.1 percent and 76.2 percent of the total net rentable square feet of the property as of December 31, 1995 and June 30, 1996, respectively, as follows:

PNC Bank, NA, a commercial  bank,  occupied  approximately  107,300 net rentable square feet as of December 31, 1995 and June 30, 1996 (approximately 28.9 percent of the total net rentable square feet), pursuant to a lease that expires in February 2000. Total rental income, including escalation and recoveries, was approximately $2,274,300 and $1,147,600 in 1995 and the six months ended June 30, 1996 respectively.

SAP America, Inc., a computer software company, occupied approximately 96,000 and 104,000 net rentable square feet as of December 31, 1995 and June 30, 1996 (approximately 25.9 percent and 28.0 percent of the total net rentable square feet), respectively, pursuant to leases that expire in June 1998 and July 1999. Total rental income, including escalations and recoveries, was approximately $2,086,900 and $1,088,500 in 1995 and for the six months ended June 30, 1996 respectively.

Mercy Health Plan, a regional managed care organization, occupied approximately 71,700 net rentable square feet as of December 31,1995 and June 30,1996 (approximately 19.3 percent of the total net rentable square feet) pursuant to a lease which expires in January 1998. Total rental income, including escalations and recoveries, was approximately $1,488,000 and $748,100 in 1995 and for the six months ended June 30, 1996 respectively.

The following table sets out a schedule of the lease expirations for the Airport Center for 1997 through 2001, for leases in place as of June 30, 1996, assuming that none of the tenants exercise renewal options of termination rights:

                                                                 Percentage of
                                                                 Total Leased         Annual Base
                                            Net Rentable            Sq. Ft.           Rent Under     Average Annual Rent Per
                                            Area Subject        Represented by         Expiring        Rentable Square Foot
     Year of          Number of Leases      to Expiring            Expiring             Leases       Represented By Expiring
 Lease expiration       Expiring (1)       Leases Sq. Ft.         Leases (%)          ($000) (2)          Leases ($)(2)
 ----------------       ------------       --------------         ----------          ----------          -------------
 1997                         4                  7,656              2.07%               $  126             $16.46
 1998                         4                 82,408             22.29                 1,709              20.74
 1999                         6                139,991             37.87                 2,488              17.77
 2000                         5                129,594             35.05                 2,033              15.69
 2001                         2                 10,044              2.72                   114              11.35
                             --                -------            ------                ------             ------
Total Weighted
Average                      21                369,693            100.00%               $6,470             $17.50
                             ==                =======            ======                ======             ======

(1)      Includes office tenants only.
(2) Determined based on aggregate base rent to be received over the term divided by the term in months multiplied by 12, including all leases dated on or before June 30, 1996.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Cali Realty Corporation has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CALI REALTY CORPORATION


October 29, 1996                 By:      /s/ Thomas A. Rizk
                                          ------------------
                                          Thomas A. Rizk
                                          President and Chief Executive Officer


October 29, 1996                 By:      /s/ Barry Lefkowitz
                                          -------------------
                                          Barry Lefkowitz
                                          Vice President - Finance and
                                          Chief Financial Officer

CALI REALTY CORPORATION
Index to Financial Statements
--------------------------------------------------------------------------------




PROPOSED ACQUISITIONS

     Airport Center:
     Report of Independent Auditors
        Combined Statements of Revenue and Certain Expenses for:
         The Year Ended December 31, 1995 (audited) and
            the Six Months Ended June 30, 1996 (unaudited)
      Notes to Combined Statements of Revenue and Certain Expenses

     Whiteweld:
     Report of Independent Accountants
         Statements of Revenue and Certain Expenses for:
           The Year Ended December 31, 1995 (audited)
            The Six Months Ended June 30, 1996 (unaudited)
      Notes to Statements of Revenue and Certain Expenses

     5 Sentry:
     Report of Independent Accountants
         Statements of Revenue and Certain Expenses for:
           The Year Ended December 31, 1995 (audited)
            The Six Months Ended June 30, 1996 (unaudited)
      Notes to Statements of Revenue and Certain Expenses

CALI REALTY CORPORATION

     Pro Forma (unaudited):
     Condensed Consolidated Balance Sheet as of June 30, 1996 Condensed Consolidated Statements of Operations for the Six
         Months Ended June 30, 1996 and for the Year Ended
         December 31, 1995
     Estimated Twelve Month Pro Forma Statement of Taxable Net
         Operating Income and Operating Funds Available

                         Report of Independent Auditors

To the Participants and Partners of
The International Court at Airport Business Center

We have audited the accompanying combined statement of revenue and certain expenses of the International Court at Airport Business Center (the "Airport Center") for the year ended December 31, 1995. This financial statement is the responsibility of the Airport Center's management. Our responsibility is to express an opinion on this statement of revenue and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenue and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenue and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenue and certain expenses of the Airport Center was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Cali Realty Corporation as described in Note 1, and is not intended to be a complete presentation of the Airport Center's revenue and expenses.

In our opinion, the combined statement of revenue and certain expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 1 of the Airport Center for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                Ernst & Young LLP
                                                --------------------
                                                Ernst & Young LLP

Philadelphia, Pennsylvania
October 16, 1996

                 International Court at Airport Business Center

               Combined Statements of Revenue and Certain Expenses


                                                                      Six months
                                                      Year ended        ended
                                                      December 31,     June 30,
                                                         1995            1996
                                                      ----------      ----------
                                                                     (Unaudited)
Revenue:
    Base rents .................................      $7,044,319      $3,575,524
    Escalations and recoveries from tenants ....       1,036,914         519,212
    Other ......................................          27,848          16,454
                                                      ----------      ----------
                                                       8,109,081       4,111,190

Certain expenses:
    Real estate taxes ..........................         741,136         395,886
    Utilities ..................................       1,054,993         527,340
    Operating services .........................       1,151,793         615,435
    General and administrative .................         408,172         190,495
                                                      ----------      ----------
                                                       3,356,094       1,729,156
                                                      ----------      ----------

Revenue in excess of certain expenses ..........      $4,752,987      $2,382,034
                                                      ==========      ==========

                            See accompanying notes.

                 International Court at Airport Business Center

          Notes to Combined Statements of Revenue and Certain Expenses



1. Organization and Summary of Significant Accounting Policies

Organization

The International Court at Airport Business Center (the "Airport Center") consists of three individual multi-tenant office buildings in the Airport Business Center located in Lester, Pennsylvania. The Airport Center expects to be acquired by Cali Realty Corporation, who will subsequently file a Current Report on Form 8-K with the Securities and Exchange Commission.

Basis of Presentation

The accompanying combined statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.

The accounts of each of the properties comprising the Airport Center are combined in the statement of revenue and certain expenses. There are no inter-property accounts to be eliminated. The financial statement is not representative of the actual operations for the periods presented as certain expenses that may not be comparable to the expenses expected to be incurred in the proposed future operations of the Airport Center have been excluded. Expenses excluded consist of interest, amortization, professional fees, and other costs not directly related to the future operations of the Airport Center.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Base rents are recognized on a straight-line basis over the term of the lease.

Unaudited Interim Financial Statement

With respect to the unaudited interim financial statement, in the opinion of the management of the Airport Center, all adjustments and eliminations, consisting only of normal recurring adjustments, necessary to present fairly the combined statement of revenues and certain expenses of the Airport Center for the six months ended June 30, 1996, have been included. The results of operations for such interim period are not necessarily indicative of the results for the full year.

                 International Court at Airport Business Center

2. Properties

The three multi-tenant office properties comprising the Airport Center are as follows:

                 Property Name                     Location
              ----------------------------------------------
              International Court I               Lester, PA
              International Court II              Lester, PA
              International Court III             Lester, PA

3. Related Party Transactions

The Airport Center is managed by The Henderson Group and are related by way of common ownership (the Henderson Family). The Airport Center has engaged in transactions with affiliates of the Henderson Group as follows:

                                                                      Six months
                                                       Year ended       ended
                                                       December 31,    June 30,
                                                          1995           1996
                                                          ----           ----
                                                                     (Unaudited)
Base rents                                               $237,683     $118,842
Escalations and recoveries from tenants                    34,125       17,338
Repair and maintenance expense (operating services)       205,698       99,988
Management fees (general and administrative)              244,186      130,942
Marketing fee expense (general and administrative)         44,256       22,128
Commissions expense (general and administrative)           14,051         --

Management fees are charged based upon 3% of rents collected.

                 International Court at Airport Business Center

4. Leasing Activity

The Airport Center earns rental income under noncancelable operating leases. Generally, leases provide for minimum rent and require each tenant to pay its pro rata share of building operating expenses in excess of established amounts.

The following schedule of future minimum rental payments due under noncancelable operating leases as of December 31, 1995 does not include any amounts due upon exercise of renewal options under existing leases.

              Year ending December 31:
                1996                         $   6,608,000
                1997                             6,005,000
                1998                             4,108,000
                1999                             2,258,000
                2000                               339,000
                                             -------------
                                             $  19,318,000
                                             =============

In 1995, three tenants contributed approximately 75% of base rents. PNC Bank, SAP America, and Mercy Health Plan contributed 28%, 26% and 21%, respectively.

REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Stockholders
Cali Realty Corporation
Cranford, New Jersey


     We have audited the accompanying Statement of Revenue and Certain Expenses for the property known as Whiteweld Centre for the year ended December 31, 1995. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates make by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenue and certain expenses was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Cali Realty Corporation) and is not intended to be a complete presentation of Whiteweld Centre's revenues and expenses.

     In our opinion the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses for Whiteweld Centre, on the basis described in Note 2, for the year ended December 31, 1995, in conformity with generally accepted accounting principles ("GAAP").





                                     /s/Schonbraun Safris Sternlieb & Co. L.L.C.
                                     -------------------------------------------
                                        SCHONBRAUN SAFRIS STERNLIEB & CO. L.L.C.
                                        Certified Public Accountants









West Orange, New Jersey
October 17, 1996

                                WHITEWELD CENTRE

                    STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1995



Revenue
  Base rents .............................................            $3,492,867
  Recoveries from tenants ................................               359,163
                                                                      ----------
                                                                       3,852,030
                                                                      ----------

Certain Expenses
  Real estate taxes ......................................               468,000
  Utilities ..............................................               698,174
  Operating services .....................................               524,183
  General and administrative .............................               147,453
                                                                      ----------
                                                                       1,837,810
                                                                      ----------

Revenue in excess of certain expenses ....................            $2,014,220
                                                                      ==========











The accompanying notes are an integral part of this Statement of Revenue and Certain Expenses.

                                WHITEWELD CENTRE

               NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES



1.       Organization and Operation of Property

         For the purpose of the accompanying statements of revenue and certain expenses, Whiteweld Centre (the "Property") is an office building located in Woodcliff Lake, New Jersey expected to be acquired by Cali Realty Corporation (the "Company").


2.       Summary of Significant Accounting Policies

         a.   Basis of Presentation

              The accompanying statements of revenue and certain expenses have been prepared on the accrual basis of accounting.

              The accompanying financial statements are not representative of the actual operation for the periods presented, as certain revenues and expenses, which may not be comparable to the revenues and expenses to be earned or incurred by the Company in the future operations of the Property have been excluded. Revenues excluded consist of interest unrelated to the continuing operations of the Property. Expenses excluded consist of interest, depreciation of the building and improvements, and amortization of organization and other intangible costs and other expenses not directly related to the future operations of the Property.

         b.   Use of Estimates

              The preparation of finnancial statements in accordance with GAAP requires management to make estimates and assumptions that affect the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

         c.   Revenue Recognition

              Base rents are recognized on a straight-line basis over the terms of the lease. Certain lease agreements contain provisions which provide for reimbursements by tenants of real estate taxes, utility and other operating costs, generally over established base year amounts, as defined in the tenant lease.


3.       LEASES

         Leases for the Property have various lease terms up to twelve years with options to certain tenants for renewal. Minimum rental amounts for certain leases increase as set forth under the terms of each lease.

                                WHITEWELD CENTRE

               NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES


3.       LEASES (Continued)

         Future minimum rents to be received over the next five years and thereafter from tenants as of December 31, 1995 are as follows:


                          1996                   $  3,959,970
                          1997                      4,097,187
                          1998                      3,416,332
                          1999                      3,032,853
                          2000                      2,796,151
                          Thereafter                3,705,724
                                                -------------
                                                  $21,008,217
                                                  ===========

         For the year ended  December 31, 1995 and the six months ended June 30,
         1996,   five  tenants   contributed   82.5  percent  and  four  tenants
         contributed 63.9 percent of base rents, respectively, as follows:

                                                                  Base Rent Contributed
                                                       ------------------------------------------
                                                           Year Ended            Six Months Ended
                                                       December 31, 1995          June 30, 1996
                                                       -----------------         ----------------
                                                                                   (unaudited)
Xerox Corp. ....................................             22.2%                   19.7%
Medco Containment Services, Inc. ...............             20.4                    18.0
Chase Manhattan Mortgage Corp. .................             15.6                    13.8
Comdisco Inc. ..................................             14.0                    12.4
Kraft Foods ....................................             10.3                      --
                                                             ----                    ----
                                                             82.5%                   63.9%
                                                             ====                    ====

4.       GENERAL AND ADMINISTRATIVE EXPENSES

         During the periods covered by these statements, the Property was owner-managed and in lieu of management fees, incurred payroll and related costs, which are included in general and administrative expenses of $113,342 for the year ended December 31, 1995 and $65,654 for the six months ended June 30, 1996 (unaudited).


5.       INTERIM STATEMENT

         The interim financial data for the six months ended June 30, 1996 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normally recurring adjustments, necessary for a fair statement of the results for the interim period. The results for the period presented are not necessarily indicative of the results to be expected for the entire fiscal year or any other period.

                                WHITEWELD CENTRE

                    STATEMENT OF REVENUE AND CERTAIN EXPENSES

                         SIX MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)




Revenue
  Base rents .............................................            $1,972,365
  Recoveries from tenants ................................               158,562
                                                                      ----------
                                                                       2,130,927

Certain expenses
  Real estate taxes ......................................               228,375
  Utilities ..............................................               377,844
  Operating services .....................................               297,541
  General and administrative .............................                96,008
                                                                      ----------
                                                                         999,768
                                                                      ----------
Revenue in excess of certain expenses ....................            $1,131,159
                                                                      ==========


                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Cali Realty Corporation
Cranford, New Jersey



    We have audited the accompanying Statement of Revenue and Certain Expenses for the property known as Five Sentry Parkway East and West for the year ended December 31, 1995. The financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Cali Realty Corporation) and is not intended to be a complete presentation of Five Sentry Parkway East and West revenues and expenses.

    In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses for Five Sentry Parkway East and West, on the basis described in Note 2, for the year ended December 31, 1995, in conformity with generally accepted accounting principles ("GAAP").








                                   /s/ Schonbraun Safris Sternlieb & Co., L.L.C.
                                   ---------------------------------------------
                                       SCHONBRAUN SAFRIS STERNLIEB & CO., L.L.C.
                                       Certified Public Accountants

West Orange, New Jersey
October 15, 1996

                        FIVE SENTRY PARKWAY EAST AND WEST

                    STATEMENT OF REVENUE AND CERTAIN EXPENSES

                          YEAR ENDED DECEMBER 31, 1995




Revenue
 Base rents ..............................................            $1,957,167
                                                                      ----------

Certain expenses
  Real estate taxes ......................................               173,196
  Utilities ..............................................                34,564
  Operating services .....................................               357,031
  General and administrative .............................               100,531
                                                                      ----------
                                                                         665,322
                                                                      ----------
Revenue in excess of certain expenses ....................            $1,291,845
                                                                      ==========












The accompanying notes are an integral part of this Statement of Revenue and Certain Expenses.

                        FIVE SENTRY PARKWAY EAST AND WEST

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                          YEAR ENDED DECEMBER 31, 1995

1.       ORGANIZATION AND  OPERATION OF PROPERTY

         For the purpose of the accompanying statements of revenues and certain expenses, Five Sentry Parkway East and West (the "Properties") are two office buildings located in Plymouth Meeting, Montgomery County, Pennsylvania in an office park known as Sentry Parkway which are expected to be acquired by Cali Realty Corporation, (the "Company").

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          a.       Basis of Presentation

                   The accompanying statement of revenue and certain expenses has been prepared on the accrual basis of accounting.

                   The accompanying financial statement is not representative of the actual operations for the period presented, as certain revenues and expenses, which may not be comparable to the revenues and expenses to be earned or incurred by the Company in the future operations of the Properties have been excluded. Revenues excluded consist of interest and other revenues unrelated to the continuing operations of the Properties. Expenses excluded consist of depreciation of the building and improvements, and amortization of organization and other intangible costs and other expenses not directly related to the future operations of the Properties.

          b.       Use of Estimates

                   The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

          c.       Revenue Recognition

                   Base rents are recognized on a straight-line basis over the terms of the respective leases.

3.        LEASES

          Leases for the Properties have various remaining lease terms of up to 6 years with options to certain tenants for renewal. Minimum rental amounts for certain leases increase as set forth under the terms of each lease. Effective January 1, 1996, Merck & Co., a tenant with space at both buildings occupying 71 percent of the buildings in the aggregate, renegotiated its lease from a fixed escalation charge lease to a gross lease which provides for reimbursements of real estate taxes, insurance, utility and other operating costs, over a 1995 base year.

                        FIVE SENTRY PARKWAY EAST AND WEST

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                          YEAR ENDED DECEMBER 31, 1995


3.        LEASES (Continued)

          Future minimum rents to be received over the next five years and thereafter from tenants as of December 31, 1995 are as follows:

                                1996                       $2,053,959
                                1997                        2,054,709
                                1998                        1,911,808
                                1999                        1,692,182
                                2000                        1,503,396
                          Thereafter                          523,824
                                                           ----------
                                                           $9,739,878
                                                           ==========

          For the year ended December 31, 1995 and the six months ended June 30, 1996, two tenants contributed 88.7 percent and 89.0 percent of base rents, respectively.

          Merck, Inc. contributed 73.5 percent of the base rents for the year ended December 31, 1995 and 73.7 percent of the base rents for the six months ended June 30, 1996, respectively.

          Selas Fluid Processing Corp. contributed 15.2 percent of the base rents for the year ended December 31, 1995 and 15.3 percent of the base rents for the six months ended June 30, 1996, respectively.

4.       GENERAL AND ADMINISTRATIVE EXPENSES

         The Properties incurred management fees based on three and one-quarter percent of revenues received which totaled $67,082 for the year ended December 31, 1995 and $33,186 for the six months ended June 30, 1996 (unaudited).

5.       INTERIM STATEMENTS

         The interim financial data for the six months ended June 30, 1996 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normally recurring adjustments, necessary for a fair statement of the results for the interim period. The results for the period presented are not necessarily indicative of the results to be expected for the entire fiscal year or any other period.

                        FIVE SENTRY PARKWAY EAST AND WEST

                    STATEMENT OF REVENUE AND CERTAIN EXPENSES

                         SIX MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)



Revenue
Base rents .................................................            $977,878
                                                                        --------
  Certain expenses
  Real estate taxes ........................................              87,162
  Utilities ................................................              19,206
  Operating services .......................................             202,009
  General and administrative ...............................              46,524
                                                                        --------
                                                                         354,901
                                                                        --------
Revenue in excess of certain expenses ......................            $622,977
                                                                        ========










The accompanying notes are an integral part of this Statement of Revenue and Certain Expenses.

CALI REALTY CORPORATION
Pro Forma Condensed Consolidated Balance Sheet (unaudited)
As of June 30, 1996 (in thousands)
--------------------------------------------------------------------------------

The following unaudited pro forma condensed consolidated balance sheet is presented as if the acquisition by the Company of the Mount Airy Buildings on July 23, 1996, the intended purchase of Harborside and the Proposed Acquisitions, as well as the offering of 3,450,000 shares of common stock on August 13, 1996 and the Proposed Offering of 10,000,000 share of common stock, had occurred on June 30, 1996. This unaudited Pro Forma condensed consolidated balance sheet should be read in conjunction with the Pro Forma condensed consolidated statement of operations of the Company and the historical financial statements and notes thereto of the Company included in the Company's Form 10-K for the year ended December 31, 1995 and the Company's Form 10-Q for the six month period ended June 30, 1996, respectively.

The Pro Forma condensed consolidated balance sheet is unaudited and is not necessarily indicative of what the actual financial position of the Company would have been had the aforementioned transactions actually occurred on June 30, 1996, nor does it purport to represent the future financial position of the Company.

                                                                                                    Company
                                                                                Company            Pro Forma              Pro Forma
ASSETS                                                                          Historical        Adjustments (a)        (unaudited)
------                                                                          ----------        ---------------        -----------
Rental property, net .............................................              $364,965              $393,711              $758,676
Cash and cash equivalent .........................................                 1,907                  --                   1,907
Unbilled rents receivable ........................................                18,930                  --                  18,930
Restricted cash ..................................................                 3,785                  --                   3,785
Other assets .....................................................                12,679                  --                  12,679
                                                                                --------              --------              --------
Total assets .....................................................              $402,266              $393,711              $795,977
                                                                                ========              ========              ========

LIABILITIES AND STOCKHOLDER'S EQUITY
Mortgages and loans payable ......................................              $169,147              $ 65,381              $234,528
Dividends and distributions payable ..............................                 7,610                  --                   7,610
Accounts payable and accrued expenses ............................                 4,044                  --                   4,044
Rents received in advance
  and security deposits ..........................................                 4,214                  --                   4,214
Accrued interest payable .........................................                   485                  --                     485
                                                                                --------              --------              --------
Total liabilities ................................................              $185,500              $ 65,381              $250,881
                                                                                --------              --------              --------
Minority interest of unitholders in
  Operating Partnership ..........................................                27,545                  --                  27,545
                                                                                --------              --------              --------
Common stock, $.01 par value .....................................                   152                   135                   287
Additional paid in capital .......................................               186,808               328,195               515,003
Retained earnings ................................................                 2,261                  --                   2,261
                                                                                --------              --------              --------
Total stockholder's equity .......................................               189,221               328,330               517,551
                                                                                --------              --------              --------
Total liabilities and stockholder's equity .......................              $402,266              $393,711              $795,977
                                                                                ========              ========              ========


(a) Represents the acquisition of the Mount Airy Buildings on July 23, 1996 for $10,459, the proposed acquisition of Harborside estimated to cost $287,400, and estimated costs for the Proposed Acquisitions of $90,600. The acquisition cost for the Mount Airy Buildings, paid in cash, was made available from the Company's revolving credit facilities. The acquisition cost for Harborside is intended to be financed with a combination of assumed mortgage debt of $100,000, seller-provided mortgage debt of $50,000, and approximately $137,400 in cash made available through the Company's revolving credit facilities. Also represents the Pro Forma effect of the contingent obligation payments related to the development of vacant land parcels aggregating an estimated net present value of $5,252 of asset and corresponding liability. The estimated acquisition costs for the Proposed Acquisitions are intended to be made available from the net proceeds received with the Proposed Offering. In addition, adjustments reflect the offering of 3,450,000 shares of common stock by the Company on August 13, 1996 for net proceeds (after offering costs) of $76,830 and the expected estimated net proceeds from the Proposed Offering of $251,500. The net proceeds from the 1996 Offering and the Proposed Offering are reflected as being used to reduce its outstanding borrowings under the Company's revolving credit facilities, as well as fund the acquisition of the Proposed Acquisitions.

                             CALI REALTY CORPORATION
      Pro Forma Condensed Consolidated Statement of Operations (unaudited)
                     For the Six Months Ended June 30, 1996
                      And the Year Ended December 31, 1995
-------------------------------------------------------------------------------
The unaudited Pro Forma condensed consolidated statement of operations for the six months ended June 30, 1996 is presented as if each of the following had occurred on January 1, 1996: (i) the partial prepayment by the Company of its Mortgage Financing ("Partial Prepayment"), (ii) the disposition by the Company of its property at 15 Essex Road in Paramus, New Jersey ("Essex Road"), (iii) the acquisition by the Company of the properties purchased from January 1, 1996 through May 2, 1996, the Mount Airy Buildings on July 23, 1996 and the intended acquisition of Harborside, (iv) the net proceeds received by the Company as a result of the Offering on August 13, 1996, (v) the acquisition by the Company of the Proposed Acquisitions, and (vi) the net proceeds received by the Company as a result of the Proposed Offering. Items (i) through (iv) above are to be collectively referred to as the "Previously Reported Events," and items (v) and
(vi) are to be collectively referred to as the "Proposed Events". The unaudited Pro Forma condensed consolidated statement of operations for the year ended December 31, 1995 is presented as if each of the following transactions had occurred on January 1, 1995: (i) the acquisition by the Company of the properties purchased during 1995 and the completion of its common stock offering on November 17, 1995, (ii) the purchase by the Company on March 8, 1995 of 100,000 shares of its common stock for constructive retirement, (iii) the Previously Reported Events, and (iv) the Proposed Events.

Such Pro Forma information is based upon the historical unaudited consolidated results of operations of the Company for the six months ended June 30, 1996 and the historical consolidated results of operations of the Company for the year ended December 31, 1995, after giving effect to the transactions described above. The Pro Forma condensed consolidated statements of operations should be read in conjunction with the Pro Forma condensed consolidated balance sheet of the Company and the historical financial statements and notes thereto of the Company included in the Company's Forms 10-K for the year ended December 31, 1995 and the Company's Form 10-Q for the six month period ended June 30, 1996, respectively.

The unaudited Pro Forma condensed consolidated statements of operations are not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as set forth above, nor does it purport to represent the Company's results of operations for future periods.

                                                       CALI REALTY CORPORATION
                                      Pro Forma Condensed Consolidated Statement Of Operations
                                               For The Six Months Ended June 30, 1996
                                              (in thousands, except per share amounts)
                          --------------------------------------------------------------------------------
                                                             (unaudited)


                                                                                 Pro Forma Adj.
                                                                                for Previously              Pro Forma Adj.
                                                                       Company    Reported                  For Proposed    Company
REVENUES                                                              Historical  Events(a)      Sub-total    Events (b)   Pro Forma
--------                                                              ----------  ---------      ---------    ----------   ---------
Base rents ......................................................     $ 33,276     $ 20,894      $ 54,170     $  6,665      $ 60,835
Escalations and recoveries from tenants .........................        6,232        4,308        10,540          678        11,218
Parking and other ...............................................          923          243         1,166           16         1,182
Interest income .................................................          153         --             153         --             153
                                                                      --------     --------      --------     --------      --------
Total revenues ..................................................       40,584       25,445        66,029        7,359        73,388
                                                                      --------     --------      --------     --------      --------
EXPENSES
Real Estate Taxes ...............................................        4,153        1,971         6,124          711         6,835
Utilities .......................................................        3,755          683         4,438          924         5,362
Operating services ..............................................        5,315        2,129         7,444        1,115         8,559
General and administrative ......................................        2,064        1,225         3,289          333         3,622
Depreciation and amortization ...................................        6,908        3,326        10,234          963        11,197
Interest expense ................................................        5,568        8,448        14,016       (5,524)        8,492
                                                                      --------     --------      --------     --------      --------
 Total expense ..................................................       27,763       17,782        45,545       (1,478)       44,067
                                                                      --------     --------      --------     --------      --------
 Income before gain on sale of rental
 property, minority interest and
 extraordinary item .............................................       12,821        7,663        20,484        8,837        29,321
Gain on sale of property ........................................        5,658       (5,658)         --           --            --
                                                                      --------     --------      --------     --------      --------
Income before minority interest and
 extraordinary item .............................................       18,479        2,005        20,484        8,837        29,321
Minority interest ...............................................        2,821         (206)        2,615          (66)        2,549
                                                                      --------     --------      --------     --------      --------
Income before extraordinary item ................................     $ 15,658     $  2,211      $ 17,869     $  8,903      $ 26,772
                                                                      ========     ========      ========     ========      ========
Pro Forma weighted average common shares outstanding ............                                                             28,625
                                                                                                                            ========

Pro Forma income before extraordinary item per common share .....                                                           $   0.94
                                                                                                                            ========

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                     For the Six Months Ended June 30, 1996
                                 (in thousands)

(a) Reflects:

Revenues and expenses of the properties acquired from January 1, 1996 through July 23, 1996 and the pending acquisition of Harborside, for the period January 1, 1996 through the earlier of June 30, 1996 or the date of acquisition, as follows:


                                                   Base         Escalations/   Other      Real Estate                Operating
Property                        Date             Rents(1)        Recoveries    Income        Taxes      Utilities     Services
--------                        ----             --------        ----------    ------        -----      ---------     --------
Carnegie                   March 20, 1996        $   386           $   31       --          $   54        $ 56        $   58
Rose Tree                  May 2, 1996             1,312              115       --             165         180           179
Mount Airy Buildings       July 23, 1996             598               90       --              90          --             4
Harborside                 Pending                18,861            4,109      243           1,712         503         1,966
                                                 -------           ------     ----          ------        ----        ------
                                                 $21,157           $4,345     $243          $2,021        $739        $2,207
                                                 -------           ------     ----          ------        ----        ------

                           General and                                     Gain on sale
Property                  Administrative     Depreciation    Interest(3)    of property
--------                  --------------     ------------    -----------    -----------
Carnegie                      $   11          $   49              --             --
Rose Tree                         43             215             650             --
Mount Airy Buildings              48              95             359             --
Harborside                     1,134           3,054          10,074             --
                              ------          ------         -------          ------
                              $1,236          $3,413         $11,083             --
                              ------          ------         -------          ------

Revenues and expenses of the property disposed of in 1996 for the period January 1, 1996 through the disposition date, as follows:

                                              Base        Escalations/     Other     Real Estate                 Operating
Property/Event                Date           Rents(1)      Recoveries      Income      Taxes         Utilities    Services
--------------                ----           --------      ----------      ------      -----         ---------    --------
Essex Road                 March 20, 1996     ($263)          ($37)          --        ($50)           ($56)        ($78)
                                              -----           ----         ------      ----            ----         ----


                         General and                                       Gain on sale
Property/Event          Administrative   Depreciation(2)    Interest(3)    of property
--------------          --------------   ---------------    -----------    -----------
Essex Road                 ($11)             ($81)             ($43)        ($5,658)
                           ----              ----              ----         -------

Revenues and expenses related to the Partial Prepayment in 1996 for the period January 1, 1996 through March 12, 1996, as follows:

                                              Base        Escalations/     Other     Real Estate                 Operating
Property/Event                Date           Rents(1)      Recoveries      Income      Taxes         Utilities    Services
--------------                ----           --------      ----------      ------      -----         ---------    --------
Partial Prepayment         March 12, 1996          --              --          --         --                --          --
                                             --------      ----------      ------      -----         ---------    --------
                         General and                                       Gain on sale
Property/Event          Administrative   Depreciation(2)    Interest(3)    of property
--------------          --------------   ---------------    -----------    -----------
Partial Prepayment           --              ($6)              $43              --
                           ----              ---               ---            ----

Reduction of expenses on account of the net proceeds from the Offering on August 13, 1996 for the six months ended June 30, 1996, as follows:

                                                     Base        Escalations/     Other     Real Estate                 Operating
                                     Date           Rents(1)      Recoveries      Income      Taxes         Utilities    Services
                                     ----           --------      ----------      ------      -----         ---------    --------
The Offering                    August 13, 1996         --              --           --          --              --             --
                                                   -------          ------         ----       ------           ----         ------
Total Pro Forma adjustment
 for Previously Reported Events                    $20,894          $4,308         $243       $1,971           $683         $2,129
                                                   =======          ======         ====       ======           ====         ======

                                       General and                                       Gain on sale
                                      Administrative   Depreciation(2)    Interest(3)    of property
                                      --------------   ---------------    -----------    -----------

The Offering                                 --                --            ($2,635)            --
                                         ------            ------             ------        -------
Total Pro Forma adjustment
 for Previously Reported Events          $1,225            $3,326             $8,448        ($5,658)
                                         ======            ======             ======        =======

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                     For the Six Months Ended June 30, 1996
-------------------------------------------------------------------------------
                                 (in thousands)


(b) Reflects:

Revenues and expenses of the Proposed Acquisitions for the six months ended June 30, 1996, as follows:

                                Base         Escalations/    Other     Real Estate               Operating
  Property                    Rents(1)        Recoveries    Income        Taxes      Utilities    Services
  --------                    --------        ----------    ------        -----      ---------   --------
Airport Center                $3,592             $519        $16          $396         $527       $  615
Whiteweld                      2,043              159         --           228          378          298
5 Sentry                       1,030               --         --            87           19          202
                              ------             ----        ---          ----         ----       ------
                              $6,665             $678        $16          $711         $924       $1,115
                              ------             ----        ---          ----         ----       ------
                               General and
Property                      Administrative     Depreciation(2)     Interest(3)
--------                      --------------     ---------------     -----------
Airport Center                      $190              $457             $1,476
Whiteweld                             96               374              1,208
5 Sentry                              47               132                426
                                    ----              ----             ------
                                    $333              $963             $3,110
                                    ----              ----             ------

Reduction of expenses on account of the net proceeds from the Proposed Offering for the six months ended June 30, 1996, as follows:

                               Base          Escalations/    Other      Real Estate                    Operating
Event                        Rents(1)         Recoveries    Income        Taxes         Utilities       Services
---------------------        --------         ----------    ------        -----         ---------       --------
The Proposed Offering

Total Pro Forma
Adj. for
Proposed Events                   --               --          --            --              --               --
                              ------             ----         ---          ----            ----           ------
                              $6,665             $678         $16          $711            $924           $1,115
                              ======             ====         ===          ====            ====           ======

                                  General and
Event                            Administrative     Depreciation(2)     Interest(3)
---------------------            --------------     ---------------     -----------
The Proposed Offering

Total Pro Forma
Adj. for
Proposed Events                        --                --             $(8,634)
                                     ----              ----             -------
                                     $333              $963             $(5,524)
                                     ====              ====             =======

(1) Pro Forma base rents are presented on a straight-line basis calculated from January 1, 1996 forward.

(2) Depreciation is based on the building-related portion of the purchase price and associated costs depreciated using the straight-line method over a 40-year life.

(3) Interest for floating rate debt is calculated using LIBOR plus 150 basis points for the existing credit lines, and LIBOR plus 125 basis points for the new facility to be used in the Harborside acquisition. Had the interest rate for floating rate debt been one-eighth of one percent different, interest would have changed by $12 for Rose Tree, $1 for the Partial Prepayment, $7 for the Mount Airy Building, $86 for Harborside, $48 for the Offering, and $214 for the Proposed Events. Interest for the Partial Prepayment is not recorded in the Essex Road disposition.

                             CALI REALTY CORPORATION
            Pro Forma Condensed Consolidated Statement Of Operations
                      For The Year Ended December 31, 1995
                     (in thousands, except per share amount)
-------------------------------------------------------------------------------
                                   (unaudited)

                                                                     Pro Forma                         Pro Forma
                                                                    Adjustments                      Adj. for 1996
                                                                      For 1995                         Previously
                                                     Company          Acquired                          Reported
REVENUES                                           Historical       Properties(a)       Sub-total       Events (b)         Sub-total
--------                                           ----------       -------------       ---------       ----------         ---------
Base rents ...............................          $ 50,808          $ 12,961          $ 63,769          $ 39,979          $103,748
Escalations and recoveries from
  tenants ................................             9,504             2,684            12,188             9,856            22,044
Parking and other ........................             1,702              --               1,702               182             1,884
Interest income ..........................               321              --                 321              --                 321
                                                    --------           -------          --------          --------          --------
Total revenues ...........................            62,335            15,645            77,980            50,017           127,997
                                                    --------           -------          --------          --------          --------

EXPENSES
Real estate taxes ........................             5,856             1,821             7,677             4,734            12,411
Utilities ................................             6,330               939             7,269             1,689             8,958
Operating services .......................             8,519             1,354             9,873             4,540            14,413
General and administrative ...............             3,712               519             4,231             2,716             6,947
Depreciation and amortization ............            12,111             2,201            14,312             6,761            21,073
Interest expense .........................             8,661             2,127            10,788            18,129            28,917
                                                    --------           -------          --------          --------          --------
   Total Expenses ........................            45,189             8,961            54,150            38,569            92,719
                                                    --------           -------          --------          --------          --------
Income before minority interest ..........            17,146             6,684            23,830            11,448            35,278
Minority interest ........................             3,508               208             3,716               896             4,612
                                                    --------           -------          --------          --------          --------
Net income ...............................          $ 13,638          $  6,476          $ 20,114          $ 10,552          $ 30,666
                                                    ========          ========          ========          ========          ========

                             CALI REALTY CORPORATION
            Pro Forma Condensed Consolidated Statement Of Operations
                      For The Year Ended December 31, 1995
                     (in thousands, except per share amount)
-------------------------------------------------------------------------------
                                   (unaudited)
                                   (continued)

                                           Pro Forma
                                        Adj. for 1996
                                          Proposed          Company
REVENUES                                  Events(c)        Pro Forma
--------                                  ---------        ---------
Base rents                                 $12,765         $116,513
Escalations and recoveries from
  tenants                                    1,396           23,440
Parking and other                               28            1,912
Interest income                                 --              321
                                           -------          -------

Total revenues                              14,189          142,186
                                           -------          -------
EXPENSES
Real estate taxes                            1,382           13,793
Utilities                                    1,788           10,746
Operating services                           2,033           16,446
General and administrative                     656            7,603
Depreciation and amortization                1,926           22,999
Interest expense                           (12,555)          16,362
                                           -------          -------
   Total Expenses                           (4,770)          87,949
                                           -------          -------
Income before minority interest             18,959           54,237
Minority interest                              217            4,829
                                           -------          -------
Net income                                 $18,742          $49,408
                                           =======          =======

Pro Forma weighted average common shares
 outstanding                                                 28,555
                                                             ------

Pro Forma net income per common share                         $1.73
                                                              =====

(a) Reflects revenues and expenses of the properties acquired in 1995 for the period January 1, 1995 through the date of acquisition, as follows:

                                                         Base     Escalations/   Real Estate                Operating
          Property                         Date       Rents(1)     Recoveries       Taxes      Utilities     Services
          --------                         ----       --------     ----------       -----      ---------     --------
1717 Rt. 208 Fairlawn, NJ            March 3, 1995       $564            $61          $48         $62          $64
400 Rella Blvd Montebello, NY       April 11, 1995        874             68          121         132          100
5 Vaughn Dr. Princeton, NJ           July 21, 1995      1,031            100          126          93          127
New Jersey Resources                   Nov 8, 1995      6,004            954          802         506          591
Commerce Center Totowa                 Nov 6, 1995      2,942            786          407          71          295
Horizon Center Business Park           Nov 8, 1995      1,546            715          317          75          177
                                                      -------         ------       ------        ----       ------
Total Pro Forma Adjustment for
Acquired Properties                                   $12,961         $2,684       $1,821        $939       $1,354
                                                      =======         ======       ======        ====       ======

                                         General and
          Property                      Administrative     Depreciation(2)        Interest(3)
          --------                      --------------     ---------------        -----------
1717 Rt. 208 Fairlawn, NJ                     $25               $81                   $259
400 Rella Blvd Montebello, NY                  29                85                    359
5 Vaughn Dr. Princeton, NJ                     40               137                    476
New Jersey Resources                          202             1,046                    557
Commerce Center Totowa                        147               586                    330
Horizon Center Business Park                   76               266                    146
                                             ----            ------                 ------
Total Pro Forma Adjustment for
Acquired Properties                          $519            $2,201                 $2,127
                                             ====            ======                 ======

(b) Reflects:

Revenues and expenses of the properties acquired from January 1, 1996 through July 23, 1996 and the proposed acquisition of Harborside for the period January 1, 1995 through December 31, 1995, as follows:

                                                          Base       Escalations/      Other      Real Estate
          Property                      Date            Rents(1)      Recoveries       Income        Taxes        Utilities
          --------                      ----            --------      ----------       -----         -----        --------
 Carnegie                           March 20, 1996       $1,538           $159           --             $248          $246
 Rosetree                           May 2, 1996           3,990            367           --              455           549
   Mount Airy Building              July 23, 1996         1,130            183           --              183            --
  Haborside                         October 24, 1996     34,782          9,369          182            4,081         1,109
                                                        -------        -------         ----           ------        ------
                                                        $41,440        $10,078         $182           $4,967        $1,904
                              Operating               General and
          Property             Services            Administrative     Depreciation(2)        Interest(3)
          --------            ---------            --------------     ---------------        -----------
 Carnegie                        $207                    $46            $195                        --
 Rosetree                         451                    141             633                     2,193
   Mount Airy Building              6                     52             189                       816
  Haborside                     4,203                  2,530           6,107                    21,086
                               ------                 ------          ------                   -------
                               $4,867                 $2,769          $7,124                   $24,095

Revenues and expenses of the property disposed of in 1996 for the period January 1, 1995 through December 31, 1995,as follows:

                                                          Base       Escalations/      Other      Real Estate
  Property                              Date            Rents(1)      Recoveries       Income        Taxes        Utilities
  --------                              ----            --------      ----------       -----         -----        --------

Essex Road                          March 20, 1996      ($1,461)       ($222)           --           ($233)        ($215)

                               Operating             General and
  Property                     Services            Administrative      Depreciation(2)        Interest(3)
  --------                     ---------            --------------     ---------------        -----------
Essex Road                       ($327)                  ($53)             ($334)                ($228)

Revenues and expenses related to the Partial Prepayment in 1996 for the period January 1, 1995 through December 31, 1995, as follows:

                                                         Base       Escalations/      Other      Real Estate
                                       Date            Rents(1)      Recoveries       Income        Taxes        Utilities
                                       ----            --------      ----------       -----         -----        --------

Partial Prepayment                 March 12, 1996            --              --          --            --              --
                                                         ------         -------         ---          ----          ------
                      Operating             General and
                       Services            Administrative      Depreciation(2)        Interest(3)
                       ---------            --------------     ---------------        -----------
Partial Prepayment       --                      --                (29)                  257
                        ----                    ----              ----                  ----

Reduction of expenses on account of the net proceeds from the Offering on August 13, 1996 for the period Janaury 1, 1995 through December 31, 1995, as follows:

                                                         Base       Escalations/      Other      Real Estate
                                       Date            Rents(1)      Recoveries       Income        Taxes        Utilities
                                       ----            --------      ----------       -----         -----        --------
The Offering                        August 13, 1996       --              --            --              --            --
                                                          -------        ------        ----         ------        ------
Total Pro Forma Adj. for 1996
  Previously Reported event                               $39,979        $9,856        $182         $4,734        $1,689
                                                          =======        ======        ====         ======        ======

                                 Operating              General and
                                  Services            Administrative      Depreciation(2)        Interest(3)
                                 ---------            --------------     ---------------        -----------
The Offering                         --                        --                 --                  (5,995)
                                  ------                   ------             ------                 -------
Total Pro Forma Adj. for 1996
  Previously Reported event       $4,540                   $2,716             $6,761                 $18,129
                                  ======                   ======             ======                 =======

(c) Reflects:

Revenues and expenses of the Proposed Acquisitions for the period January 1, 1995 through December 31, 1995, as follows:

                                Base      Escalations/     Other     Real Estate                  Operating
 Property                     Rents(1)     Recoveries      Income       Taxes       Utilities      Services
 --------                     --------     ----------      ------       -----       ---------      --------
Airport Center               $ 7,085          $1,037       $  28       $  741         $1,055        $1,152
Whiteweld                      3,625             359          --          468            698           524
5 Sentry                       2,055               0          --          173             35           357
                             -------          ------       -----       ------         ------        ------
                             $12,765          $1,396       $  28       $1,382         $1,788        $2,033
                             -------          ------       -----       ------         ------        ------
                            General and
 Property                   Administrative    Depreciation(2)  Interest(3)
 --------                   --------------    ---------------  -----------
Airport Center                  $408             $  914         $3,355
Whiteweld                        147                748          2,747
5 Sentry                         101                264            968
                                ----             ------         ------
                                $656             $1,926         $7,070
                                ----             ------         ------

Reduction of expenses on account of the net proceeds from the Proposed Offering for the period Janaury 1, 1995 through December 31, 1995, as follows:

                                  Base        Escalations/   Other      Real Estate                  Operating
                                Rents(1)       Recoveries    Income        Taxes       Utilities      Services
                                --------       ----------    ------        -----       ---------      --------

The Proposed Offering              --              --         --           --               --             --
                                -------          ------       ---         ------         ------        ------
Total Pro Forma Adj for 1996
 Proposed Events                $12,765          $1,396       $28         $1,382         $1,788        $2,033
                                =======          ======       ===         ======         ======        ======
                                             General and
                                           Administrative    Depreciation(2)   Interest(3)
                                           --------------    ---------------   -----------
The Proposed Offering                            --                 --         $(19,625)
                                               ----             ------         --------
Total Pro Forma Adj for 1996
 Proposed Events                               $656             $1,926         $(12,555)
                                               ====             ======         ========

(1) Pro Forma base rents are presented on a straight-line basis calculated from January 1, 1995 forward.

(2) Depreciation is based on building-related portion of the purchase price and associated costs depreciated using the straight-line method over a 40-year life.

(3) Interest for floating rate debt is calculated using LIBOR plus 275 basis points through February 1, 1995, at LIBOR plus 200 basis points through November 1, 1995 and at LIBOR plus 150 basis points after such date (for the existing credit lines), and LIBOR plus 125 basis points (for the new credit facility to be used in the Haborside acquisition). Had the interest rate on floating rate debt been one-eighth of one percent different, interest would have changed by $32 for the properties acquired in 1995, $35 for Rose Tree, $4 for the Partial Prepayment, $13 for the Mount Airy Building, $172 for Harborside, $96 for the Offering, and $427 for the Proposed Events. Interest for the Partial Prepayment is recorded net of a reduction in interest of $172, reflecting the effect of the Partial Prepayment not recorded in the Essex Road disposition.

                             CALI REALTY CORPORATION
                  Estimated Twelve Month Pro Forma Statement of
           Taxable Net Operating Income and Operating Funds Available
--------------------------------------------------------------------------------
                                   (unaudited)

The following unaudited statement is a Pro Forma estimate for a twelve month period of taxable income and funds available from operations of the Company. The Pro Forma statement is based on the Company's historical operating results for the twelve month period ended December 31, 1995, adjusted for historical operations of the properties acquired during 1995 and 1996 (as reported in this report) and certain items related to operations which can be factually supported. This statement does not purport to forecast actual operating results for any period in the future.

This statement should be read in conjunction with (i) the financial statements of the Company and (ii) the Pro Forma financial statements of the Company.

Estimate of Taxable Net Operating Income (in thousands):
Cali Realty Corporation historical income before minority
  interest, year ended December 31, 1995,
  exclusive of depreciation and amortization (Note 1) ..................................     $ 29,257

Properties acquired during 1995 - historical earnings from operations, as
  adjusted, exclusive of depreciation (Note 2) .........................................        8,885
Properties acquired during January 1, 1996 through July 23, 1996, and including the pending acquisition of Harborside - historical earnings from operations, as  adjusted,
 exclusive of depreciation (Note 2) ....................................................       13,098
Proposed Acquisitions - historical earnings from operations, as adjusted,
 exclusive of depreciation (Note 2) ....................................................        1,260
 Property disposed of during 1996-historical earnings from operations
   as adjusted, exclusive of depreciation (Note 2) .....................................         (627)
Pro Forma adjustments relating to the Partial Prepayment (Note 3) ......................         (228)
Pro Forma adjustments relating to the Offering (Note 4) ................................        5,995
Pro Forma adjustments relating to the Proposed Offering (Note 5) .......................       19,625
Net adjustment for tax basis rental revenue recognition (Note 6) .......................       (8,496)
Estimated tax depreciation and amortization (Note 7)
  Properties owned at December 31, 1994 ................................................       (6,746)
  Properties acquired during 1995 ......................................................       (3,494)
  Properties acquired January 1, 1996 through July 23, 1996, and including the pending
   acquisition of Harborside ...........................................................       (7,335)
Proposed Acquisitons (Note 2)...........................................................       (1,975)
                                                                                             --------
Pro Forma taxable income before allocation to minority interest and
  dividends deduction ..................................................................       49,219
Estimated allocation to minority interest (Note 8) .....................................       (4,660)
Estimated dividends deduction (Note 9) .................................................      (48,543)
                                                                                             --------
                                                                                             $ (3,984)
Pro Forma taxable net operating income .................................................     $   --
                                                                                             ========
Estimate of Operating Funds Available (in thousands):
Pro Forma taxable operating income before allocation to minority
interests and dividends deduction ......................................................     $ 49,219
  Add Pro Forma depreciation and amortization ..........................................       19,550
                                                                                             --------
Estimated Pro Forma operating funds available (Note 10) ................................     $ 68,769
                                                                                             ========

                             CALI REALTY CORPORATION
                  Estimated Twelve Month Pro Forma Statement of
           Taxable Net Operating Income and Operating Funds Available
--------------------------------------------------------------------------------
                                   (unaudited)


Note 1 - The historical income before minority interest represents the Company's income before minority interest for the year ended December 31, 1995.

Note 2 - The historical earnings from operations represents the Pro Forma result of the properties acquired during 1995 and 1996, and the property disposed of in 1996 as referred to in the Pro Forma condensed consolidated statement of operations for the year ended December 31, 1995 and included elsewhere herein.

Note 3 - Represents the Pro Forma result for the Partial Prepayment as referred to in the Pro Forma condensed consolidated statement of operations for the year ended December 31, 1995 and included elsewhere herein.

Note 4 - Represents the Pro Forma results of the Offering as referred to in the Pro Forma condensed statement of operations for the year ended December 31, 1995 and included elsewhere herein.

Note 5 - Represents the Pro Forma results of the Proposed Offering as referred to in the Pro Forma condensed consolidated statement of operations for the year ended December 31, 1995 and included elsewhere herein.

Note 6 - Represents the net adjustment to (i) recognize prepaid rent and (ii) reverse the effect of rental revenue recognition on a straight line basis.

Note 7 - Tax  depreciation  for the Company is based upon the  original  cost or
         purchase   price   allocated  to  the   buildings,   depreciated  on  a
         straight-line method over a 39-year life.

Note 8 - Estimated allocation of taxable income to minority interests is based on a 13.07 percent minority interest in the operating partnership with a special allocation of depreciation on properties included in the Initial Public Offering.

Note 9 - Estimated dividends deduction is based on 28,554,724 shares outstanding at the dividend rate of $1.70 per share. Shares outstanding, on a Pro Forma basis, are 28,554,725.

Note 10- Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-96538) and related Prospectus of Cali Realty Corporation, as amended on October 6, 1995, the Registration Statement (Form S-3 No. 33-96542) and related Prospectus of Cali Realty Corporation, as amended on October 10, 1995, the Registration Statement (Form S-3 No. 333-09081) and related Prospectus of Cali Realty Corporation, as amended on August 9, 1996, the Registration Statement (Form S-3 No. 333-09875) and related Prospectus of Cali Realty Corporation dated August 9, 1996, and the Registration Statement (Form S-8 No. 33-91822) pertaining to the 1994 Employee and Director Stock Option Plans, as amended on September 29, 1996, of our report dated October 16, 1996, with respect to the combined statement of revenue and certain expenses of the International Court at Airport Business Center included in the Current Report on Form 8-K of Cali Realty Corporation dated October 29, 1996, filed with the Securities and Exchange Commission.



                                             Ernst & Young LLP
                                             --------------------
                                             Ernst & Young LLP


Philadelphia, Pennsylvania
October 29, 1996

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Cali Realty Corporation on Forms S-3 (File Nos. 333- 09875, 333-09081, 33-96542, and 33-96538) and Form S-8 (File No. 33-91822) of our reports dated October 17, 1996 and October 15,. 1996, on our audits of the Statements of Revenues and Certain Expenses for the Whiteweld Centre and Five Sentry Parkway East & West, respectively, which reports are included in this Report on Form 8-K.



/s/Schonbraun Safris Sternlieb & Co., L.L.C.
-----------------------------------------
   Schonbraun Safris Sternlieb & Co., L.L.C.


West Orange, New Jersey
October 29, 1996